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                                            EXHIBIT (10) (iii) 17



                           ADOPTION OF
            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
              EXECUTIVE INCENTIVE COMPENSATION PLAN


          WHEREAS, the Board of Directors of this Corporation at its November 19, 1993 meeting, authorized the adoption of the above-mentioned Plan, a form of which is attached hereto.

          NOW, THEREFORE, the undersigned, as so authorized, hereby adopts such Plan, effective January 1, 1993.





Dated:  January 18, 1994           _________________________
                                      John E. Mack III
                                   Chairman of the Board and
                                    Chief Executive Officer


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            CENTRAL HUDSON GAS & ELECTRIC CORPORATION
              EXECUTIVE INCENTIVE COMPENSATION PLAN


          WHEREAS, Central Hudson Gas & Electric Corporation
("Company") has determined the need for an incentive compensation program for the Chairman of the Board and Chief Executive
Officer;

          WHEREAS, the amount of the Chairman's base compensation generally will be determined at the Annual Meeting of the Board of Directors and will continue to be effective as of April 1 of each year,

          NOW, THEREFORE, in furtherance of the goal of the Board of Directors to establish, effective January 1, 1993, an Executive Incentive Compensation Plan to provide for a supplemental amount of compensation:

                     Article I.  Definitions

          1.01   "Company" shall mean Central Hudson Gas &
Electric Corporation.

          1.02   "Plan" shall mean the Central Hudson Gas &
Electric Corporation Executive Incentive Compensation Plan, as from time to time amended.

          1.03 "Participant" shall mean the Chairman of the Board and Chief Executive Officer of the Central Hudson Gas &
Electric Corporation.

          1.04 "Compensation" shall mean the annual base rate of renumeration in effect for the Participant, including any deferrals under any Company plan or arrangement with the Company which defers recognition of income under the Internal Revenue Code of 1986, as amended.

          1.05 "Measurement period" shall mean each calendar year.

          1.06 "Incentive compensation" shall mean the amount of renumeration earned by the Participant and shall be based on the percentage earned in each category described in multiplied by the Participant's Compensation in effect at the time of the determination of the incentive compensation.


                      Article II.  Benefits

          2.01 Benefits to Participant. The Participant will be entitled to earn up to an additional 10% of the Participant's compensation, for each calendar year completed, provided that the Company achieves certain results in the categories as specified below:

          a)  Shareholder Value

              The Participant shall earn up to 4% of compensation if the Company's total shareholder return on its Common Stock outperforms the Kidder Peabody Index (or a comparable index if the Kidder Peabody Index is not used), as shown in the Company's annual Proxy Statement.

              The following table sets forth the incentive that can be earned by such outperformance, as a percentage of compensation:

                                   Minimum Amount By Which
                  Incentive        Company Must Outperform
                    Earned           Kidder Peabody Index

                      4%                     10.0%
                      3%                      7.5%
                      2%                      5.0%
                      1%                      2.5%

          b)   Customer Electric and Gas Prices

               The Participant shall earn up to 3% of
               compensation as follows:

           1) Up to 2.7% of compensation shall be earned if the Company's residential electric price per killowatt hour ("kwh"), including fuel and taxes, is lower than the average of the price per kwh of the six other New York State electric and gas utilities as of the first day of the year subject to the measurement period.

           2) .3% of compensation shall be earned if the Company's typical residential gas prices as of the first day of the year subsequent to the measurement period are lower than the average of Regional No. 2 fuel oil prices during the measurement period.

          The following table sets forth the amount of incentive that can be earned with regard to residential electric prices, as a percentage of compensation:







                                      Level of the Company's
                                   Typical Residential Electric
                                      Prices Below New York
          Amount of Incentive             State Average

                 2.7%                          7.5%
                 1.8%                          5.0%
                 0.9%                          2.5%


          c)  Employee Safety

               The Participant shall earn 2% of compensation if the Company has achieved a severity rate during the measurement period which is less than the Company's average of such rates during the previous five years. The severity rate is an index of employee lost-time days for work-related employee injuries and illnesses.

          d)  Community Involvement

               The Participant shall earn 1% of compensation if, based solely upon the judgment of the outside members of the Board of Directors, the Company has performed satisfactorily, during the measurement period, its leadership role in the community through a dedication to community activities.

               The Company's involvement in such community activities during the measurement period will be described in a report by the Chairman of the Board and Chief Executive Officer.


          2.05  Determination of Incentive Award.  A
determination as to whether the Participant has earned an incentive compensation award will be made by the outside members of the Board of Directors within 90 days after the completion of the measurement period.

          2.06 Payment of Incentive Award. Payment of such incentive award, in the form of a lump sum cash payment, will be made within 30 days of the determination of the award.






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